UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

December 21, 2006

Date of Report (Date of earliest event reported)

CYPRESS SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1– 10079	94-2885898
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

198 Champion Court

San Jose, California 95134-1599

(Address of principal executive offices)

(408) 943-2600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 15, 2006, SunPower Corporation (“SunPower”), a majority-owned subsidiary of Cypress Semiconductor Corporation (“Cypress”), entered into an Agreement and Plan of Merger (the “Agreement”) in which SunPower will acquire PowerLight Corporation (“PowerLight”), a privately owned, global provider of large-scale solar power systems. In conjunction with the proposed acquisition, Cypress entered into a separate agreement (“Lock-Up Agreement”) with PowerLight pursuant to which Cypress agreed not to solicit to sell, make any agreement to sell, sell or make any demand for registration of any of its 52.0 million class B common shares of SunPower for a period of up to 120 days beginning November 15, 2006, which period might be extended due to certain conditions related to the anticipated filing of an S-4 registration statement in connection with the merger (“Lock-Up Period”). The Lock-Up Agreement was filed by Cypress on Form 8-K on November 16, 2006.

On December 21, 2006, SunPower and PowerLight entered into a First Amendment to the Agreement and Plan of Merger (“Amendment”). The Amendment allows for the possibility that the merger may be completed on substantially the same terms but without registration with the Securities and Exchange Commission of the SunPower shares issued as part of the merger consideration. In connection with the Amendment, Cypress entered into an amendment to the Lock-Up Agreement, a copy of which is attached hereto as Exhibit 99.1. The amendment extends the term of the Lock-Up Period to the earlier of (i) June 30, 2007 and (ii) 60 days after the Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission by SunPower in connection with the Merger is declared effective.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements of business acquired. Not applicable.

(b)	Pro forma financial information. Not applicable.

(c)	Shell Company transactions. Not applicable

(d)	Exhibits. The exhibit listed below is being furnished with this Form 8-K.

Exhibit 10.1	Letter Agreement, dated December 21, 2006, between Cypress Semiconductor Corporation and PowerLight Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYPRESS SEMICONDUCTOR CORPORATION

Date: January 5, 2007	By:	/s/ Brad W. Buss
Brad W. Buss
Executive Vice President, Finance and Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement, dated December 21, 2006, between Cypress Semiconductor Corporation and PowerLight Corporation